Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China Jo-Jo Drugstores, Inc.

Hangzhou City, P.R. China

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China Jo-Jo Drugstores, Inc. (the “Company”) of our report dated June 28, 2021, relating to the consolidated financial statements of China Jo-Jo Drugstores, Inc. for the fiscal year ended March 31, 2021 appearing in the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2023.

/s/ BDO CHINA SHU LUN PAN Certified Public Accountants LLP (01818)

Shanghai, People’s Republic of China

March 12, 2024